Exhibit 16.1

Letterhead of S. W. Hatfield, CPA

January 18, 2007

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549-2001

Gentlemen:

On January 18, 2007, this Firm received a draft copy of a Current Report on Form 8-K/A to be filed by BTHC III, Inc. (SEC File #0-51891, CIK #1355790) (Company) amending an Item 4.01 — Changes in Registrant’s Certifying Public Accountant disclosure.

We have no disagreements with the statements made in the draft Form 8-K/A, revised Item 4.01 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA
Dallas, Texas